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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BMC Industries, Inc. Savings and Profit Sharing Plan of our reports dated January 26, 2001, with respect to the consolidated financial statements of BMC Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 30, 2002

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  Exhibit 23.1
Consent of Independent Auditors